Exhibit 99.1

New River Pharmaceuticals Announces Year-end Results

Radford, VA., April 1, 2005 - New River Pharmaceuticals Inc.(New River) (NASDAQ: NRPH) today announced its financial results for the year ended January 2, 2005. New River recognized a net loss of $14.3 million, or $0.97 per basic and diluted share, for the fiscal year ended January 2, 2005 compared to a net loss of $4.8 million, or $0.41 per basic and diluted share, for the fiscal year ended December 28, 2003.

Cash and short-term investment balances were $25.2 million at January 2, 2005. On February 11, 2005, New River received $50 million under the terms of a collaboration agreement with Shire Pharmaceuticals Group plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ) with respect to New River’s lead drug under development, NRP104, a conditionally bioreversible derivate of d-amphetamine designed as a treatment for Attention Deficit Hyperactivity Disorder (ADHD).

General and administrative expenses were $5.9 million for the fiscal year ended January 2, 2005 compared to $1.5 million for the fiscal year ended December 28, 2003. The increase in these costs is primarily due to stock-based compensation costs incurred prior to the completion of New River’s initial public offering in August 2004, the addition of certain executive positions, and an increase in various other costs associated with being a public company.

Research and development expenses were $10.2 million for the fiscal year ended January 2, 2005 compared to $3.1 million for the fiscal year ended December 28, 2003. This increase was primarily the result of the continued expansion of New River’s research and development programs and clinical trials associated with NRP104.

“We are pleased with our performance in 2004. The year was highlighted by the initial public offering of our common stock on August 5, 2004 and the letter of intent we entered into with Shire Pharmaceuticals, which led to the collaboration agreement with respect to NRP104 that we executed in January of this year,” said RJ Kirk, Chairman and Chief Executive Officer of New River.  “We believe these developments, in addition to the advancement of our lead product NRP104 into Phase 3 trials, position us well for future growth.  Looking forward, we anticipate our NDA filing on NRP104 and IND filings on NRP290 and NRP369, our two lead opioid product candidates, in 2005, as we continue to develop other drug candidates in our research pipeline.”

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are safer and improved versions of widely-prescribed drugs, including amphetamines and opioids.

For further information on New River, please visit the company’s website at www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals, Inc. final prospectus filed on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended; the ability to execute successfully the collaboration with Shire within a reasonable timeframe or at all; the progress of our product development programs; the status of our preclinical and clinical development of potential drugs; the likely success of our drug products in clinical trials and the regulatory approval process, particularly whether and under what circumstances NRP104 will be approved by the FDA; NRP104's efficacy, onset and duration of drug action, ability to improve patients' symptoms, and incidence of adverse events; the ability to develop, manufacture, launch and market NRP104; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likely scheduling and labeling of NRP104; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; our ability to develop safer and improved versions of widely-prescribed drugs using our Carrierwave (TM) technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to review carefully and consider the various disclosures in New River Pharmaceuticals' final prospectus filed with the SEC on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com

NEW RIVER PHARMACEUTICALS INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
Fiscal years ended January 2, 2005, December 28, 2003, and December 29, 2002

	2004	2003	2002
Sales, net	$—	—	177,071
Operating costs and expenses:
Cost of goods sold	—	—	51,491
Selling, general, and administrative	5,932,839	1,528,872	1,940,162
Research and development	10,235,111	3,138,655	2,683,011
Depreciation and amortization of property
and equipment	119,450	140,278	174,984
Amortization of intangible assets	—	—	39,017
Total operating expenses	16,287,400	4,807,805	4,888,665
Operating loss	(16,287,400)	(4,807,805)	(4,711,594)
Other income (expense):
Gain on settlement	1,764,043	—	—
Loss on disposal of property and equipment	(18,776)	—	(89,374)
Interest expense	(11,422)	(12,804)	(58,537)
Interest income	218,645	4,184	29,610
Total other income (expense), net	1,952,490	(8,620)	(118,301)
Net loss	$(14,334,910)	(4,816,425)	(4,829,895)
Net loss per share:
Basic and diluted	$(0.97)	(0.41)	(0.45)

NEW RIVER PHARMACEUTICALS INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
January 2, 2005 and December 28, 2003

Assets	2004	2003
Current assets:
Cash and cash equivalents	$4,018,556	264,393
Short-term investments	21,174,747	—
Due from affiliates	—	88,381
Prepaid expenses	315,644	—
Total current assets	25,508,947	352,774
Property and equipment:
Leasehold improvements	76,860	71,009
Machinery and equipment	686,895	755,992
	763,755	827,001
Less accumulated depreciation and amortization	502,890	544,109
Property and equipment, net	260,865	282,892
Total assets	$25,769,812	635,666
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Note payable to shareholder	$—	350,000
Accounts payable	701,175	467,742
Unpaid and accrued research and development expenses	2,100,421	907,505
Accrued compensation	1,506,413	36,773
Due to affiliates	76,920	12,683
Total current liabilities	4,384,929	1,774,703
Shareholders’ equity (deficit):
Preferred stock, par value $0.001 per share. Authorized 25,000,000
shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share. Authorized
150,000,000 shares; issued and outstanding 17,774,554 shares
in 2004 and 12,592,888 shares in 2003	17,775	12,593
Additional paid-in capital	61,346,030	24,492,382
Accumulated deficit	(39,978,922)	(25,644,012)
Total shareholders’ equity (deficit)	21,384,883	(1,139,037)
Commitments and contingencies
Total liabilities and shareholders’ equity (deficit)	$25,769,812	635,666